Exhibit 99.1

TransDigm to Acquire Harco Laboratories, Incorporated

CLEVELAND, November 8, 2011 /PRNewswire via COMTEX/ — TransDigm Group Incorporated (NYSE: TDG), announced today that it has entered into a definitive agreement to acquire Harco Laboratories, Incorporated (Harco or the Company), for approximately $84 million in cash. The acquisition, subject to review under the Hart-Scott-Rodino Act and other customary closing conditions, is expected to close late in the first quarter of fiscal 2012. Harco, located in Branford, Connecticut, manufactures proprietary, highly engineered components for major commercial aircraft. The major platforms include the Boeing 747/767/ 777, the Airbus A319/320/321, the ERJ 170/190 and various ground based aero derivative turbines. The Company had fiscal 2011 revenues of approximately $37 million, with aftermarket making up approximately 60% of the revenue.

Harco designs and manufactures highly engineered thermocouples, sensors, engine cable assemblies and related products. These products are found on engines manufactured by Pratt & Whitney, Rolls-Royce, International Aero Engines, Honeywell and others. The commercial market comprises over 90% of the Company’s 2011 revenues with the balance coming from the military.

W. Nicholas Howley, Chairman and CEO of TransDigm Group Incorporated stated, “Harco is a long established proprietary business with significant aftermarket content and very modest military exposure. The highly engineered products are a good fit with our overall strategy and also allow us to expand our content for certain engine applications. We see significant value creation opportunities through our proven value creation methodology.”

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, engineered interior surfaces and lighting and control technology.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.Words such as “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning may identify forward-looking statements.

All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers’ planes spend aloft and our customers’ profitability, both of which are affected by general economic conditions; future terrorist attacks; our reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions; our substantial indebtedness; potential environmental liabilities; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Liza Sabol

Investor Relations

(216) 706-2945

ir@transdigm.com

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